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                                                                     Exhibit 4.4

                                 AMENDMENT NO. 2
                                       TO
                                CREDIT AGREEMENT

     THIS AMENDMENT NO. 2, dated as of November 15, 2002 (this "Amendment No. 2"), to that certain Credit Agreement, dated as of August 16, 2000, as amended by Amendment No. 1 thereto, dated as of January 25, 2002 (as amended, the "Credit Agreement"), is made by and among CAL DIVE I-TITLE XI, INC., a Texas corporation (the "Shipowner"), GOVCO INCORPORATED, a Delaware corporation (the "Primary Lender"), CITIBANK, N.A., a national banking association (the "Alternate Lender"), CITIBANK INTERNATIONAL plc, a bank organized and existing under the laws of England, as facility agent for both the Primary Lender and the Alternate Lender (and their respective successors and assigns) with respect to the Floating Rate Note, and its permitted successors and assigns (in such capacity, the "Facility Agent"), and CITICORP NORTH AMERICA, INC., a Delaware corporation, as administrative agent for the Primary Lender and the commercial paper holders of the Primary Lender (and their respective successors and assigns) (in such capacity, together with its permitted successors and assigns, the "Administrative Agent," and together with the Facility Agent, the "Agents").

     WHEREAS, pursuant to Title XI of the Merchant Marine Act, 1936, as amended, the Secretary pursuant to the Guarantee Commitment, dated as of August 16, 2000, as amended by Amendment No. 1 thereto, dated as of January 25, 2002, agreed to a redetermination of the Actual Cost of the Q4000 (the "Vessel") of $183,065,667, and agreed to guarantee Obligations in an amount which will not exceed 87-1/2% of Actual Cost, or Depreciated Actual Cost, as the case may be, as he determined pursuant to Amendment No. 1 to Security Agreement, dated as of January 25, 2002, and as reflected in Table A thereto, as the same may be redetermined from time to time;

     WHEREAS, the Shipowner entered into Supplement No. 1 to Trust Indenture, dated as of January 25, 2002, providing for the issuance of Obligations up to the aggregate principal amount of $160,182,000, and certain other revisions to the Indenture reflecting the revised Delivery Date and certain other technical amendments; and

     WHEREAS, the parties wish to amend the Credit Agreement pursuant to which the Lenders will agree, inter alia, to reflect the actual Delivery Date, to change the Final Disbursement Date and the Stated Maturity of the Floating Rate Note.

     NOW THEREFORE, in consideration of the mutual rights and obligations set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Section 1.01.(a) Exhibit 1 to the Credit Agreement is hereby amended by amending the following definitions:

                  "Delivery Date" means March 28, 2002, the date upon which the Vessel was delivered to and accepted by the Shipowner.

                  "Floating Rate Note" shall mean the Second Amended and Restated Floating Rate Note substantially identical to the form of Exhibit A to Supplement No. 2 to Trust Indenture, appropriately completed."

                  (b) Exhibit 1 to the Credit Agreement is hereby further amended by adding thereto the following definitions:

                  "Amendment No. 2 to Credit Agreement" means the Amendment No. 2 to Credit Agreement, dated as of November 15, 2002, among the Shipowner, the Lenders and the Agents."

     Section 1.02.The definition of "Final Disbursement Date" appearing in
Section 2.02 of the Credit Agreement, as amended by Amendment No. 1 thereto, is hereby further amended by changing the date "February 1, 2003" to
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"August 1, 2003."

     Section 1.03. Section 2.04 of the Credit Agreement, as amended by Amendment No. 1 thereto, is hereby deleted in its entirety and the following is substituted therefor:

     "2.04. Relationship of Floating Rate Note and Fixed Rate Bond(s). Disbursements from the Credit Facility shall become the indebtedness of the Shipowner to the Lenders under the Floating Rate Note. The Shipowner shall redeem the Floating Rate Note in full by causing to be issued one or more Fixed Rate Bonds and using the proceeds thereof to repay the Floating Rate
     Note in full no later than the earlier of (i) February 1, 2012, or (ii) the date upon which the Trigger Event shall occur. At its option, and from time to time, the Shipowner may redeem all or any portion of the indebtedness under the Floating Rate Note by causing a Fixed Rate Bond or series of Fixed Rate Bonds to be issued at any time during or after the construction of the Vessel, so long as such redemption of the Floating Rate Note does not occur later than the earlier of (i) February 1, 2012, or (ii) the date upon which the Trigger Event shall occur, and except for the final redemption or in the case of the Trigger Event, each redemption is in a minimum amount of $20,000,000; and the Shipowner shall have paid any amount payable under Section 4.04(a)(iv) or any other provision hereof in connection therewith."

     Section 1.04. The first sentence of Section 2.05(a) of the Credit Agreement is deleted in its entirety and the following sentence is hereby substituted therefor:

     "The Shipowner shall redeem the Floating Rate Note in full by causing to be issued one or more Fixed Rate Bonds with a Maturity date no later than February 1, 2027, upon the occurrence of a Trigger Event."

     Section 1.05. Section 4.01 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

     "4.01. Principal Repayment. The Shipowner shall repay the Outstanding Principal of the Floating Rate Note as follows:

              (i) In installments in the principal amounts set forth in the Second Revised Amortization Schedule, Exhibit B to Supplement No. 2 to Trust Indenture (which replaces Attachment 1 to the original Indenture, as revised by Supplement No. 1 to Trust Indenture), as the same may be further revised in accordance with the Indenture, and adopted in accordance with its terms, on each Payment Date commencing August 1, 2002, and continuing until February 1, 2012; and

              (ii) The full amount of remaining Outstanding Principal, on the earlier of (x) February 1, 2012, or (y) the date upon which the Trigger Event shall occur."

     Section 1.06. The second sentence of Section 4.05 of the Credit Agreement is revised to read as follows:

     "The Floating Rate Note shall (i) be in the form of Exhibit A to Supplement No. 2 to the Indenture, (ii) bear the Secretary's Guarantee, and (iii) be valid and enforceable as to its principal amount at any time only to the extent of the aggregate amounts then disbursed and outstanding thereunder, and, as to interest, only to the extent of the interest accrued thereon at the rate guaranteed by the Secretary, with any interest in excess thereof being evidenced by this Agreement."

     All capitalized terms used herein and not defined shall have the meanings set forth in Exhibit 1 to the Credit Agreement.

     Except as amended, the provisions of the Credit Agreement shall apply to and govern this Amendment No. 2.

     This Amendment No. 2 may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            (SIGNATURE PAGE FOLLOWS)
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     IN WITNESS WHEREOF, this Amendment No. 2 to Credit Agreement has been duly executed and delivered by the parties hereto as of the day and year first above written.

CAL DIVE I-TITLE XI, INC.,             GOVCO INCORPORATED,
as the Shipowner                       as the Primary Lender, by Citicorp
                                       North America, Inc., its attorney-in-fact

By: /s/  A. WADE PURSELL               By: /s/  PATRICK A. BOTTICELLI
-------------------------------        -------------------------------
Name:    A. Wade Pursell               Name:    Patrick A. Botticelli
Title:   Vice President                Title:   Vice President


CITIBANK INTERNATIONAL plc,            CITIBANK, N.A.,
as the Facility Agent                  as the Alternate Lender

By: /s/  PATRICK A. BOTTICELLI         By: /s/  AE KYONG CHUNG
-------------------------------        -------------------------------
Name:    Patrick A. Botticelli         Name:    Ae Kyong Chung
Title:   Vice President                Title:   Vice President


CITICORP NORTH AMERICA, INC.,
as the Administrative Agent

By: /s/  PATRICK A. BOTTICELLI
-------------------------------
Name:    Patrick A. Botticelli
Title:   Vice President

                                     CONSENT

         Pursuant to Section 11.08 of the Credit Agreement, the Secretary hereby consents to this Amendment No. 2 to Credit Agreement and confirms the continued Guarantee of the Obligation of the United States of America pursuant to Title XI of the Merchant Marine Act, 1936, as amended.

                   UNITED STATES OF AMERICA,

                   SECRETARY OF TRANSPORTATION


                   BY:  MARITIME ADMINISTRATOR

Attest:
                                          By: /s/  JOEL C. RICHARD
                                          ----------------------------
                                          Secretary
                                          Maritime Administration

By:  /s/  SARAH J. WASHINGTON
--------------------------------
Assistant Secretary
Maritime Administration